UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2003

VCG HOLDING CORP.

(Exact name of registrant as specified in its charter)

Colorado	000-50291	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 W. Evans, Suite 200, Denver, CO 80223

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.	Acquisitions of Assets.

The following event occurred on October 6, 2003:

VCG Holding Corp. (the “Company”) purchased 100% of the outstanding common stock of International Entertainment Consultants, Inc. (“IEC”) in consideration for the issuance of 4,769 shares of the Company’s restricted common stock to Troy H. Lowrie, the Chairman of the Board and Chief Executive Officer of the Company, valued at $15,500 ($3.25 per share), the book value of IEC’s assets. The purchase was effective on October 1, 2003.

IEC has more than twenty years of experience in managing adult entertainment nightclubs. IEC currently has contracts to manage twelve nightclubs, including the Company’s three nightclubs. Our Chairman, Mr. Lowrie, our President, Mr. Ocello, and our Chief Financial Officer, Mr. Prosser, are affiliated with IEC and the nine other nightclubs managed by IEC. The purchase of IEC was approved by a majority of the Company’s independent directors.

Under IEC’s management contracts, including the contract with the Company, each of the nightclubs pays its proportionate share of IEC’s general operating and administrative expenses for all of the nightclubs managed by IEC. These expenses do not include the direct operating expenses of the clubs, such as food and beverage operations, employee payroll, advertising, entertainment and maintenance of facilities.

The principal employees of IEC have been with that company for four to twenty years and they are highly experienced in this industry. IEC has approximately seventy-five employees. IEC is responsible for all aspects of club management, administration and accounting. Among other things, IEC is responsible for the following:

•	Recruiting, hiring, training and supervision of on-site management;

•	Implementing club operating policies and standards and monitoring compliance;

•	Establishing and maintaining accounting and inventory controls and record keeping for the clubs;

•	Negotiating all contracts, including those with vendors and suppliers, and particularly food and beverage;

•	Developing and implementing, advertising, marketing and promotional programs;

•	Developing and maintaining relationships with local authorities, vendors and area businesses; and

•	Monitoring and maintaining the quality and performance of each club.

By acquiring IEC and the associated centralization of management, the Company is able to use the experience and expertise of IEC and believes that it will be able to realize a substantial reduction in management expense that would otherwise be incurred.

Item 7.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

To be filed by amendment on or before December 20, 2003, which is 60 days after the required filing date of the initial Form 8-K.

(b) Pro forma financial information.

To be filed by amendment on or before December 20, 2003, which is 60 days after the required filing date of the initial Form 8-K.

(c) Exhibits.

10.15	Stock Purchase Agreement, executed effective September 30, 2003, by and among VCG Holding Corp., Troy H Lowrie and International Entertainment Consultants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2003	VCG HOLDING CORP.

	By:	/s/ DONALD W. PROSSER

Donald W. Prosser, Director and Chief Financial and Accounting Officer

EXHIBIT INDEX

10.15	Stock Purchase Agreement, executed effective September 30, 2003, by and among VCG Holding Corp., Troy H Lowrie and International Entertainment Consultants, Inc.